UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 16, 2010

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida 33496

(Address of principal executive offices) (Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

Office Depot, Inc. (the “Company”) has posted Investor Frequently Asked Questions (“FAQs”) in the Investor Relations section of its website at www.officedepot.com regarding its decision not to participate in bidding for the new Los Angeles County office supplies agreement under the U.S. Communities Government Purchasing Alliance. The FAQs are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference herein.

This Form 8-K is being furnished solely to satisfy the requirements of Regulation FD in light of the disclosure. The Company does not intend to update this disclosure or release similar information in the future. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

This Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the federal securities laws. It should be read in conjunction with “Forward Looking Statements/Risk Factors and Cautionary Statement for Purposes of the ‘Safe Harbor’ Provisions of the Private Securities Litigation Reform Act of 1995” in the Company’s periodic reports filed with the Securities and Exchange Commission, that discuss important factors that could cause the Company’s results to differ materially from those anticipated in such statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 99.1	Investor FAQs, dated July 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

OFFICE DEPOT, INC.

Date: July 16, 2010

	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Investor FAQs, dated July 16, 2010.